Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form  N-14 (the  "Registration Statement") of our report dated February  15, 2007, relating to the financial statements and financial highlights of W&R Target Funds, Inc., including Asset Strategy Portfolio, Balanced Portfolio, Bond Portfolio, Core Equity Portfolio, Dividend Income Portfolio, Energy Portfolio, Global Natural Resources Portfolio, Growth Portfolio, High Income Portfolio, International Growth Portfolio, International Value Portfolio, Limited-Term Bond Portfolio, Micro Cap Growth Portfolio, Mid Cap Growth Portfolio, Money Market Portfolio, Mortgage Securities Portfolio, Real Estate Securities Portfolio, Science and Technology Portfolio, Small Cap Growth Portfolio, Small Cap Value Portfolio and Value Portfolio, for the year ended December  31, 2006, which is also incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the references to us under the caption "Other Service Providers for the Acquiring Fund and the Acquired Fund" in the Combined Prospectus and Proxy Statement, which also is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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Kansas City, Missouri

March 19, 2007